Exhibit 3.133

ARTICLES OF INCORPORATION

Stock (for profit)

Executed by the undersigned for the purpose of forming a Wisconsin for-profit corporation under Chapter 180 of the Wisconsin Statutes repealed and recreated by 1989 Wis. Act 303:

Article 1.

Name of Corporation: ARAMARK Services Management of WI, Inc.

Article 2. (See FEE information on reverse)

The corporation shall be authorized to issue 1,000 shares.

Article 3.

The street address of the initial registered office is: 44 East Mifflin Street, Madison, Wisconsin 53703

(The complete address, including street and number, if assigned, and ZIP code. P.O. Bar address may be included as part of the address, but is insufficient alone.)

Article 4.

The name of the initial registered agent at the above registered office is: C T CORPORATION SYSTEM

Article 5. Other provisions (OPTIONAL):

Article 6. Executed on December 3, 1998

                        (date)

Name and complete address of each incorporator:

1)	Lilly Dorsa 2)

ARAMARK Tower

1101 Market Street

Philadelphia, PA 19107

/s/ Lilly Dorsa
(Incorporator Signature)	(Incorporator Signature)

This document was drafted by	Lilly Dorsa
(name of Individual required by law)

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